Exhibit 10.45

AMENDMENT TO AMENDED AND RESTATED
LINE OF CREDIT AGREEMENT

     THIS AMENDMENT TO AMENDED AND RESTATED LINE OF CREDIT AGREEMENT, dated as of November 9, 2002 (this “Amendment”), is entered into by Hyseq, Inc., a Nevada corporation (the “Company”), and Dr. George B. Rathmann (“Dr. Rathmann”).

     WHEREAS, the Company and Dr. Rathmann are parties to that certain Amended and Restated Line of Credit Agreement, by and between the Company and Dr. Rathmann, dated as of April 3, 2002 (the “Agreement”).

     WHEREAS, the Company is considering entering into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Vertical Merger Corp., a Delaware corporation, and Variagenics, Inc., a Delaware corporation (“Vertical”);

     WHEREAS, pursuant to Section 1.6 of the Agreement, in the event of a Change of Control, the Line of Credit shall expire, and Dr. Rathmann shall have no further obligation to make any Advances to the Company;

     WHEREAS, Dr. Rathmann and the Company wish to enter into this Amendment in order to induce Vertical to enter into the Merger Agreement.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1.     Section 1.6 of the Agreement is hereby amended by adding immediately following the period at the end thereof the following:

     “Notwithstanding the foregoing, the consummation of the transactions contemplated by the Agreement and Plan of Merger by and among the Company, Vertical Merger Corp., a Delaware corporation, and Variagenics, Inc., a Delaware corporation, dated November 9, 2002 shall not be deemed to constitute a Change of Control for purposes of this Agreement.”

     2.     All other provisions of the Agreement shall remain unchanged.

     3.     This Amendment shall be governed by, and construed under, the laws of the State of California without regard to the conflicts of laws provisions thereof. This Amendment may be executed in or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original abut all of which taken together shall constitute one and the same agreement.

     4.     Capitalized terms used and not otherwise defined herein that are defined in the Agreement shall have the meanings given such terms in the Agreement.

     5.     This Amendment shall become effective upon the Closing under the Merger Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Amended and Restated Line of Credit Agreement to be executed as of the date first written above.

DR. GEORGE B. RATHMANN

Dr. George B. Rathmann

HYSEQ, INC.

By: Dr. Ted W. Love Title: President and Chief Executive Officer